Exhibit 99.1

SemiLEDs Reports Third Quarter of Fiscal Year 2011

Financial Results

Hsinchu, Taiwan (July 7, 2011) — SemiLEDs Corporation (NASDAQ: LEDS), a developer and manufacturer of LED chips and LED components, today announced its financial results for the third quarter of fiscal year 2011, ended May 31, 2011. Revenue for the third quarter of fiscal 2011 was $5.6 million, a 43% decrease compared to $9.9 million in the third quarter of fiscal 2010.

“Our fiscal third quarter was challenging as pricing pressure and end demand weakness continued from the fiscal second quarter.  However, we are seeing pricing stabilize,” said Trung Doan, Chairman and CEO of SemiLEDs.  “We remain focused on improving our cost structure by accelerating our efforts to transition to four inch wafer production at our Taiwan facility, continuing to ramp four inch production volume at China SemiLEDs, as well as supporting our customers to maximize the benefits of our metal vertical chip structures to reduce the total cost of ownership.”

GAAP net loss for the third quarter of fiscal 2011 was $5.1 million, or a loss of $0.19 per diluted share, compared to GAAP net income of $3.2 million, or $0.09 per diluted share, for the third quarter of fiscal 2010. The Company recorded a foreign currency transaction loss of $0.2 million in the quarter. On a non-GAAP basis, net loss for the third quarter of fiscal 2011 was $4.3 million, or a loss of $0.16 per diluted share, compared to non-GAAP net income of $3.3 million, or $0.09 per diluted share, for the third quarter of fiscal 2010.

GAAP gross margin for the third quarter of fiscal 2011 was 9%, compared with 51% in the third quarter of fiscal 2010. Operating margin for the third quarter of fiscal 2011 was negative 70%, compared with 36% in the third quarter of fiscal 2010.  Margins were negatively impacted by a charge of $1.1 million for the write-downs of inventory.

The Company’s cash and cash equivalents was $94.4 million at the end of the third quarter, compared to the prior quarter ending balance of $102.6 million.  Cash used in operations was $3.3 million in the third quarter of fiscal 2011.

Financial Outlook

For its fourth quarter of fiscal 2011 ending August 31, 2011, SemiLEDs expects revenue in a range of $5.5 million to $6.5 million with GAAP net loss of $6.7 million to $6.4 million, or a loss of $0.25 to $0.23 per diluted share, based on an estimated 27.3 million diluted weighted average shares. GAAP gross margin is expected to be negative.

Conference Call Information

SemiLEDs will discuss these financial results in a conference call today at 4:30 p.m. Eastern Daylight Time (4:30 a.m., Friday, July 8, 2011, China Standard Time). The public is invited to listen to a live webcast of the conference call on the Investors section of the company website at http://investors.semileds.com/events.cfm.

For those who are unable to participate in the live conference call, an audio replay will be available until Tuesday, July 12, 2011 at 8:30 p.m. Eastern Daylight Time (8:30 a.m., Wednesday, July 13, 2011, China Standard Time). To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter access code 9866126. A replay of the webcast will be available on the Investors section on the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting. SemiLEDs sells blue, green and ultraviolet (UV) LED chips under the MvpLED brand.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors.  The historical non-GAAP financial measures presented above exclude the following item required to be included by GAAP: non-cash stock-based compensation charges.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures presented above to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the

U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Further information regarding these and other risks is included in SemiLEDs’ filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended from time to time. SemiLEDs does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under applicable law.

Contacts:

David Young

Chief Financial Officer

SemiLEDs Corporation

208-546-9018

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

212-766-1800 Ext. 203

investor@semileds.com

SEMILEDS CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except for per share amounts)

	May 31, 2011	August 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$94,392	$13,520
Accounts receivable, net	7,227	7,620
Accounts receivable from related parties	713	73
Inventory	18,413	11,362
Prepaid expenses and other current assets	1,875	2,269
Total current assets	122,620	34,844
Property, plant and equipment, net	47,261	31,929
Intangible assets, net	456	380
Investments in unconsolidated entities	16,124	15,961
Other assets	1,030	792
TOTAL ASSETS	$187,491	$83,906
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,143	$2,814
Accrued liabilities	4,751	4,355
Deferred income, current portion	51	—
Long-term debt, current portion	3,907	1,752
Total current liabilities	10,852	8,921
Long-term debt, net of current portion	6,572	3,786
Deferred income, net of current portion	463	—
Total liabilities	17,887	12,707
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock	—	—
Convertible preferred stock issuable in Series A to E	—	—
Additional paid-in capital	163,953	70,510
Accumulated other comprehensive income (loss)	6,992	(441)
Retained earnings (accumulated deficit)	(1,341)	1,130
Total stockholders’ equity	169,604	71,199
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$187,491	$83,906

SEMILEDS CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except for per share amounts)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2011	2010	2011	2010

Revenues, net	$5,600	$9,886	$28,573	$24,275
Cost of revenues	5,124	4,846	19,128	14,230
Gross profit	476	5,040	9,445	10,045
Operating expenses:
Research and development	1,041	582	2,226	1,490
Selling, general and administrative	3,329	919	6,814	2,244
Total operating expenses	4,370	1,501	9,040	3,734
Income (loss) from operations	(3,894)	3,539	405	6,311
Other income (expense):
Loss from unconsolidated entities	(1,105)	(159)	(2,002)	(169)
Interest income (expense), net	8	(10)	10	(21)
Other income, net	39	—	83	—
Foreign currency transaction gain (loss), net	(181)	27	(920)	(325)
Total other expense, net	(1,239)	(142)	(2,829)	(515)
Income (loss) before income taxes	(5,133)	3,397	(2,424)	5,796
Income tax expense (benefit)	(10)	151	47	271
Net income (loss)	$(5,123)	$3,246	$(2,471)	$5,525
Net income (loss) attributable to common shareholders:
Basic	$(5,123)	$640	$(5,541)	$460
Diluted	$(5,123)	$678	$(5,541)	$487
Net income (loss) per share attributable to common shareholders:
Basic	$(0.19)	$0.09	$(0.28)	$0.07
Diluted	$(0.19)	$0.09	$(0.28)	$0.06
Shares used in computing net income (loss) per share attributable to common shareholders:
Basic	27,256	7,111	20,021	7,002
Diluted	27,256	7,873	20,021	7,707

SEMILEDS CORPORATION

Reconciliation of GAAP to Non-GAAP Measure

(Unaudited)

(In thousands, except for per share amounts)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2011	2010	2011	2010

GAAP net income (loss)	$(5,123)	$3,246	$(2,471)	$5,525
Adjustments:
Stock-based compensation expense	848	81	1,388	100
Income tax effect	—	(5)	—	(6)
Non-GAAP net income (loss)	$(4,275)	$3,322	$(1,083)	$5,619

Diluted net income (loss) per share:
GAAP net income (loss)	$(0.19)	$0.09	$(0.28)	$0.06
Non-GAAP net income (loss)	$(0.16)	$0.09	$(0.21)	$0.07